Citadel Broadcasting Corporation Reports 2005 First Quarter Results

FIRST QUARTER HIGHLIGHTS

•	Net Revenue Up 6%
•	Station Operating Income Up 10%
•	Operating Income of $26.1 million in 2005 Compared to an Operating Loss of $3.8 million in 2004
•	Free Cash Flow Up 23%

Las Vegas, Nevada, May 4, 2005 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the first quarter of 2005.

March 31, 2005 - First Quarter Results

Net revenues for the first quarter of 2005 were a record $92.0 million compared with $86.9 million in the first quarter of 2004, an increase of $5.1 million, or 5.9%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2004. Excluding the effect of the stations acquired in 2004, same station net revenues for the first quarter of 2005 were up 2.2% over the same period in 2004.

Operating income for the first quarter of 2005 was $26.1 million compared with a loss of $3.8 million in the corresponding 2004 period, an increase of $29.9 million. The increase was primarily due to higher revenues and a decrease in depreciation and amortization expense.

Station operating income (as detailed in the attached table is generally defined as operating income (loss) plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was a record $35.6 million for the first quarter of 2005 compared to $32.4 million for the first quarter of 2004, an increase of $3.2 million, or 9.9%. On a same station basis, as defined above, station operating income was up 6.9% over the same period in 2004.

Free cash flow (as detailed in the attached table is generally defined as operating income (loss) (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was a record $25.6 million, for the three months ended March 31, 2005 compared to $20.8 million, for the three months ended March 31, 2004, an increase of $4.8 million or approximately 23.1%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation commented: “The Company continues to report record revenues, operating income, station operating income and free cash flow despite a difficult environment for the radio industry. We continue to invest in our programming costs while managing our overall station operating expenses, resulting in same station operating income growth of 7% and free cash flow growth of over 20%.” Mr. Suleman added “the Company continues to utilize its free cash flow as well as its availability under its credit facility to maximize shareholder value through both station acquisitions and stock repurchases under the Company’s stock repurchase programs. As of April 2005, we have repurchased approximately $148 million, or 10.5 million shares, of our common stock.”

Net interest expense decreased to $4.5 million for the quarter ended March 31, 2005 from $6.2 million for the quarter ended March 31, 2004, a decrease of $1.7 million or 27.4%. The decrease in net interest expense was primarily due to the repayment of $500 million of 6% subordinated notes on February 18, 2004 offset by the concurrent issuance of $330 million of 1.875% convertible notes and the Company’s increase in both outstanding borrowings under the senior credit facility and higher interest rates for the quarter ended March 31, 2005 as compared to the quarter ended March 31, 2004.

Net income for the quarter ended March 31, 2005 was $11.9 million or $0.10 per basic share as compared to a net loss of $29.5 million or $(0.23) per basic share for the same period in 2004. On a fully diluted basis, net income per share was $0.09 in the first quarter of 2005 compared to a loss per share of ($0.23) in the first quarter of 2004. The increase in net income over the prior period is primarily due to higher operating income. The net loss for the quarter ended March 31, 2004 included non-cash expenses of $10.6 million due to the write-off of deferred financing costs as a result of the refinancing of the Company’s subordinated debt.

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 155 FM and 58 AM radio stations in 47 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
	Three Months Ended March 31,
Condensed Statements of Operations	2005	2004
	(Unaudited)
Net Revenues	$92,035	$86,918

Cost of Revenues	27,671	25,641
Selling, General and Administrative	28,792	28,902
Corporate General and Administrative	3,235	2,601
Non-Cash Stock Compensation	601	1,746
Depreciation and Amortization	5,672	31,520
Local Marketing Agreement Fees	466	527
Other, Net	(494)	(172)
Operating Income (Loss)	26,092	(3,847)

Non-Operating Expenses (Income):
Net Interest Expense, Including Amortization of Debt Issuance Costs
of $460 and $520 for the Three Months Ended March 31, 2005
and 2004, Respectively	4,518	6,228
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	-	10,649
Total Non-Operating Expenses, Net	4,518	16,877

Income (Loss) before Income Taxes	21,574	(20,724)

Income Tax Expense	9,689	8,804

Net Income (Loss)	$11,885	$(29,528)

Basic Net Income (Loss) Per Common Share	$0.10	$(0.23)
Diluted Net Income (Loss) Per Common Share	$0.09	$(0.23)

Weighted Average Common Shares Outstanding:
Basic	123,205	127,421
Diluted	139,157	127,421

	March 31, 2005	December 31, 2004
	(Unaudited)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$2,875	$948
Working Capital	70,219	69,930
Total Assets	2,312,450	2,315,698
Senior Debt (Including Current Portion)	302,500	286,000
Convertible Notes	330,000	330,000
Total Shareholders' Equity	1,358,770	1,380,383

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following tables set forth the Company’s Station Operating Income for the three months ended March 31, 2005 and 2004. The Company defines Station Operating Income as net income (loss) adjusted to exclude the following line items presented in its Statement of Operations: income tax expense, write off of deferred financing costs, net interest expense, other, net, depreciation and amortization, local marketing agreement fees, non-cash stock compensation and corporate general and administrative expenses.

Station Operating Income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Station Operating Income is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Station Operating Income excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Station Operating Income to net income (loss), the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)
	Three Months Ended March 31,
	2005	2004
Station Operating Income	$35,572	$32,375
Corporate General and Administrative	3,235	2,601
Non-Cash Stock Compensation	601	1,746
Local Marketing Agreement Fees	466	527
Other, Net	(494)	(172)
Operating Income Before Depreciation and Amortization	31,764	27,673
Depreciation and Amortization	5,672	31,520
Operating Income (Loss)	26,092	(3,847)
Net Interest Expense	4,518	6,228
Write off of Deferred Financing Costs due to Extinguishment of Debt	-	10,649
Income (Loss) before Income Taxes	21,574	(20,724)
Income Tax Expense	9,689	8,804
Net Income (Loss)	$11,885	$(29,528)

OTHER FINANCIAL DATA
	Three Months Ended March 31,
Same Station Computations:	2005	2004
Net Revenues - Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$92,035	$86,918
Adjustments for Radio Station Acquisitions and Divestitures	(5,424)	(2,181)
Same Station Net Revenues	86,611	84,737

Station Operating Income - Same Station:
Station Operating Income	35,572	32,375
Adjustments for Radio Station Acquisitions and Divestitures	(1,695)	(692)
Same Station Operating Income	33,877	31,683

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization, non-cash stock compensation expense and other, net (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended March 31,
	2005	2004
Operating Income (Loss)	$26,092	$(3,847)
Plus (Minus)
Depreciation and Amortization	5,672	31,520
Non-Cash Stock Compensation	601	1,746
Other, Net	(494)	(172)
Interest Expense, Net	(4,518)	(6,228)
Amortization of Debt Issuance Costs	460	520
Capital Expenditures	(1,510)	(2,066)
Cash Taxes	(679)	(653)
Free Cash Flow	$25,624	$20,820

Contact: Citadel Broadcasting Corporation
        Randy Taylor 702/804-5200